Exhibit 99.1

Saia Reports Fourth Quarter Earnings per Share of $0.40

JOHNS CREEK, GA. – February 3, 2017 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported fourth quarter and year-end 2016 financial results.

Fourth Quarter 2016 Compared to Fourth Quarter 2015 Results

•	Revenues were $300.2 million, a 4.4% increase despite one less workday
•	Operating income decreased 2.4% to $17.2 million
•	Net income fell 9.1% to $10.3 million
•	Diluted earnings per share were $0.40 compared to $0.45
•	Operating ratio deteriorated by 40 basis points to 94.3
•	LTL shipments per workday increased 2.1%
•	LTL tonnage per workday increased 1.4%
•	LTL revenue per hundredweight increased 5.1%

2016 Results Compared to 2015 Results

•	Revenues were essentially flat at $1.2 billion
•	Operating income fell by 12.0% to $79.1 million
•	Net income of $48.0 million was 12.7% lower than the prior year
•	Diluted earnings per share were $1.87 versus the $2.16 earned in 2015
•	Operating ratio of 93.5 compares to 92.6 last year
•	LTL shipments were down 0.7%
•	LTL tonnage declined 2.4%
•	LTL revenue per hundredweight increased 3.2%

“We were encouraged by shipment and tonnage per workday trends in the fourth quarter and our results reflected some of the same themes we saw in the business all year”, said Saia President and Chief Executive Officer, Rick O’Dell.  “We continued our very positive pricing actions and saw fourth quarter contractual renewals average 5.2%.  Customer service standards remain very high and we achieved a cargo claims ratio of 0.74% in the fourth quarter compared to 0.97% in the fourth quarter last year.  It is with our customers in mind that we turn our sights towards opportunities in 2017 and beyond.  We at Saia are all excited about the prospects of serving our customers in an expanded geography.  We are moving forward with plans to begin service in select markets in Pennsylvania and New Jersey in the second quarter.  These are the first steps in our multi-year strategy of becoming a 48-state LTL service provider,” O’Dell continued.

“We continue to see productivity improvements across the network offset some of the ongoing cost challenges in the business.  On the cost side, the year-over results were impacted by a couple of trends.  First of all, depreciation and amortization expense was up 17.2% in the fourth quarter, a reflection of the significant investments we are making in our fleet, real estate and information technology.  The benefits of a newer fleet accrue to us in the form of lower maintenance costs, better reliability, advanced safety technology in our tractors and better fuel mileage.  The other significant expense item was our claims and insurance line, which increased by more than $4 million in the fourth quarter versus the prior year.  The increase was not the result of one or two major accidents, rather it reflects the general inflationary trends in the costs of settlement and litigation in the trucking industry,” O’Dell concluded.

Financial Position and Capital Expenditures

Total debt was $73.8 million at December 31, 2016 and inclusive of the cash on-hand, net debt to total capital was 13.0% at year end.  This compares to total debt of $69.0 million and net debt to total capital of 13.9% at December 31, 2015.

Net capital expenditures in 2016 were $152 million including equipment acquired with capital leases.  This compares to $113 million in net capital expenditures in 2015, which included equipment acquired with capital leases, but excluded the acquisition of LinkEx.  The Company currently plans net capital expenditures in 2017 of approximately $200 million.

Saia, Inc. Fourth Quarter 2016 Results

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-724-9518 or 913-312-1496 referencing conference ID #4025429.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through Friday, March 31, 2017 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 148 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; and (26) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,539	$124
Accounts receivable, net	135,083	124,222
Prepaid expenses and other	29,857	34,643
Total current assets	166,479	158,989

PROPERTY AND EQUIPMENT:
Cost	1,101,946	995,514
Less: accumulated depreciation	497,827	456,335
Net property and equipment	604,119	539,179
OTHER ASSETS	29,772	31,025
Total assets	$800,370	$729,193

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$45,149	$54,754
Wages and employees' benefits	31,700	27,834
Other current liabilities	51,333	46,360
Current portion of long-term debt	16,762	12,432
Total current liabilities	144,944	141,380

OTHER LIABILITIES:
Long-term debt, less current portion	57,041	56,540
Deferred income taxes	80,199	67,417
Claims, insurance and other	35,108	35,967
Total other liabilities	172,348	159,924

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	237,846	230,593
Deferred compensation trust	(3,190)	(3,102)
Retained earnings	248,397	200,373
Total stockholders' equity	483,078	427,889
Total liabilities and stockholders' equity	$800,370	$729,193

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2016 and 2015
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarter		Years
	2016	2015	2016	2015
OPERATING REVENUE	$300,223	$287,610	$1,218,481	$1,221,311

OPERATING EXPENSES:
Salaries, wages and employees' benefits	171,169	164,356	696,046	670,173
Purchased transportation	13,890	13,399	56,329	70,611
Fuel, operating expenses and supplies	57,953	59,955	230,364	261,387
Operating taxes and licenses	9,798	9,238	40,025	37,003
Claims and insurance	10,676	6,488	39,625	26,832
Depreciation and amortization	19,330	16,495	76,240	65,020
Operating loss, net	220	63	716	310
Total operating expenses	283,036	269,994	1,139,345	1,131,336

OPERATING INCOME	17,187	17,616	79,136	89,975

NONOPERATING EXPENSES (INCOME):
Interest expense	984	981	4,394	4,107
Other, net	(30)	(76)	(177)	(95)
Nonoperating expenses, net	954	905	4,217	4,012

INCOME BEFORE INCOME TAXES	16,233	16,711	74,919	85,963
Income tax expense	5,885	5,324	26,895	30,947
NET INCOME	$10,348	$11,387	$48,024	$55,016

Average common shares outstanding - basic	25,084	24,972	25,038	24,919
Average common shares outstanding - diluted	25,782	25,483	25,680	25,471

Basic earnings per share	$0.41	$0.46	$1.92	$2.21
Diluted earnings per share	$0.40	$0.45	$1.87	$2.16

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2016 and 2015
(Amounts in thousands)
(Unaudited)
	Years
	2016	2015
OPERATING ACTIVITIES:
Net cash provided by operating activities	$145,776	$142,714
Net cash provided by operating activities	145,776	142,714

INVESTING ACTIVITIES:
Acquisition of business, net of cash received	–	(22,238)
Acquisition of property and equipment	(119,365)	(86,499)
Proceeds from disposal of property and equipment	1,682	818
Net cash used in investing activities	(117,683)	(107,919)

FINANCING ACTIVITIES:
Repayment of long-term debt	(7,143)	(7,143)
Repayment of revolving credit agreement, net	(14,534)	(30,466)
Proceeds from stock option exercises	3,173	2,533
Other financing activity	(8,174)	(3,962)
Net cash used in financing activities	(26,678)	(39,038)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,415	(4,243)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	124	4,367
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,539	$124

NON-CASH ITEMS:
Equipment financed with capital leases	$34,683	$27,054

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended December 31, 2016 and 2015
(Unaudited)

					Fourth Quarter
		Fourth Quarter		%	Amount/Workday		%
		2016	2015	Change	2016	2015	Change
Workdays					61	62

Operating ratio		94.3%	93.9%

Tonnage (1)	LTL	842	844	(0.2)	13.80	13.61	1.4
	TL	172	165	4.3	2.83	2.67	6.0

Shipments (1)	LTL	1,506	1,499	0.5	24.69	24.18	2.1
	TL	24	24	2.3	0.40	0.38	4.0

Revenue/cwt. (2)	LTL	$16.45	$15.66	5.1
	TL	$5.61	$5.84	(3.9)

Revenue/shipment (2)	LTL	$183.91	$176.23	4.4
	TL	$798.53	$815.23	(2.0)

Pounds/shipment	LTL	1,118	1,125	(0.7)
	TL	14,237	13,969	1.9

Length of Haul (3)		792	775	2.2

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles

Saia, Inc. and Subsidiaries
Financial Information
For the Years Ended December 31, 2016 and 2015
(Unaudited)

					Year Over Year
		Year Over Year		%	Amount/Workday		%
		2016	2015	Change	2016	2015	Change
Workdays					253	253

Operating ratio		93.5%	92.6%

Tonnage (1)	LTL	3,541	3,628	(2.4)	14.00	14.34	(2.4)
	TL	705	741	(4.9)	2.79	2.93	(4.9)

Shipments (1)	LTL	6,335	6,381	(0.7)	25.04	25.22	(0.7)
	TL	100	106	(5.7)	0.39	0.42	(5.7)

Revenue/cwt. (2)	LTL	$15.93	$15.44	3.2
	TL	$5.56	$5.88	(5.5)

Revenue/shipment (2)	LTL	$178.13	$175.55	1.5
	TL	$785.65	$823.86	(4.6)

Pounds/shipment	LTL	1,118	1,137	(1.7)
	TL	14,126	14,003	0.9

Length of Haul (3)		787	775	1.5

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles